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Copley Realty Income Partners 2;                                       EXHIBIT A
A Limited Partnership
Pro Forma Balance Sheet
September 30, 1998
Unaudited

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
                                                                                     Pro Forma           September 30, 1998
                                                        September 30, 1998           Adjustment               Pro Forma
                                                        ------------------           ----------               ---------
ASSETS

Property, Net                                                $6,232,187              ($6,232,187)(a)          $         0

Cash and cash equivalents                                     1,554,854                6,955,515 (a)            8,510,369
Short-term investments                                                0                        0                        0
                                                             ----------               ----------              -----------
                                                             $7,787,041               $  723,328              $ 8,510,369
                                                             ==========               ==========              ===========

LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                                             $   37,056                        0              $    37,056
Accrued management fee                                          104,062                        0                  104,062
Deferred disposition fee                                        225,840                        0                  225,840
                                                             ----------               ----------              -----------
Total liabilities                                               366,958                        0                  366,958
                                                             ----------               ----------              -----------

Partners' capital (deficit):
      Limited partners ($781 per unit;
        100,000 units authorized, 32,767
        units issued and outstanding)                         7,564,088                  716,095 (a)            8,280,183
      General partners                                         (144,005)                   7,233 (a)             (136,772)
                                                             ----------               ----------              -----------

Total partners' capital                                       7,420,083                  723,328                8,143,411
                                                             ----------               ----------              -----------
                                                             $7,787,041               $  723,328              $ 8,510,369
                                                             ==========               ==========              ===========
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